UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 26, 2007

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, the Compensation Committee of the Board of Directors of Plantronics, Inc. approved a new Executive Incentive Plan (EIP). The purpose of the EIP is to focus executive participants on achieving company-wide financial performance goals as well as product group, segment, or functional objectives and individual performance goals by providing the opportunity to receive quarterly and annual cash payments based on corporate financial performance and functional goals.  The actual amount of the cash payment will be determined as soon as practical after the end of each fiscal quarter and the fiscal year.  This description is qualified in its entirety by the terms of the plan, a copy of which is attached hereto as Exhibit 10.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibit is furnished as part of this report.

Exhibit Number	Description

10.1	Plantronics, Inc. Executive Incentive Plan

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: May 2, 2007	By:	/s/ Barbara Scherer
Barbara Scherer
Senior Vice President and Chief Financial Officer